UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Carnival Corporation
Carnival plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V61399-P24484 ATTN: DOREEN FURNARI 3655 N.W. 87TH AVENUE MIAMI, FL 33178-2428 CARNIVAL CORPORATION 2025 Annual Meeting Vote by April 15, 2025 11:59 PM ET You invested in CARNIVAL CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on April 16, 2025. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 2, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote in Person at the Meeting* April 16, 2025 8:30 a.m. (EDT) Carnival Place 3655 N.W. 87th Avenue Miami, Florida 33178 United States

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V61400-P24484 Voting Items Board Recommends 1. To re-elect Micky Arison as a Director of Carnival Corporation and as a Director of Carnival plc. For 2. To re-elect Sir Jonathon Band as a Director of Carnival Corporation and as a Director of Carnival plc. For 3. To re-elect Jason Glen Cahilly as a Director of Carnival Corporation and as a Director of Carnival plc. For 4. To re-elect Nelda J. Connors as a Director of Carnival Corporation and as a Director of Carnival plc. For 5. To re-elect Helen Deeble as a Director of Carnival Corporation and as a Director of Carnival plc. For 6. To re-elect Jeffrey J. Gearhart as a Director of Carnival Corporation and as a Director of Carnival plc. For 7. To re-elect Katie Lahey as a Director of Carnival Corporation and as a Director of Carnival plc. For 8. To re-elect Stuart Subotnick as a Director of Carnival Corporation and as a Director of Carnival plc. For 9. To re-elect Laura Weil as a Director of Carnival Corporation and as a Director of Carnival plc. For 10. To re-elect Josh Weinstein as a Director of Carnival Corporation and as a Director of Carnival plc. For 11. To re-elect Randy Weisenburger as a Director of Carnival Corporation and as a Director of Carnival plc. For 12. To hold a (non-binding) advisory vote to approve executive compensation. For 13. To hold a (non-binding) advisory vote to approve the Carnival plc Directors’ Remuneration Report (other than the section containing the Carnival plc Directors’ Remuneration Policy) (in accordance with legal requirements applicable to UK companies). For 14. To approve the Carnival plc Directors’ Remuneration Policy set out in Section 3 of Part II of the Carnival plc Directors’ Remuneration Report (in accordance with legal requirements applicable to UK companies). For 15. To appoint Deloitte LLP as independent auditor of Carnival plc and to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of Carnival Corporation. For 16. To authorize the Audit Committee of Carnival plc to determine the remuneration of the independent auditor of Carnival plc (in accordance with legal requirements applicable to UK companies). For 17. To receive the accounts and reports of the Directors and auditor of Carnival plc for the year ended November 30, 2024 (in accordance with legal requirements applicable to UK companies). For 18. To approve the giving of authority for the allotment of new shares by Carnival plc (in accordance with customary practice for UK companies). For 19. To approve, subject to Proposal 18 passing, the disapplication of pre-emption rights in relation to the allotment of new shares and sale of treasury shares by Carnival plc (in accordance with customary practice for UK companies). For 20. To approve the amendment to the Carnival Corporation 1993 Employee Stock Purchase Plan. For 21. To transact such other business as may properly come before the meeting.